UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

September 28, 2010

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 28, 2010, Green Plains Renewable Energy, Inc. (“Green Plains”) announced that it has entered into a definitive agreement to acquire Global Ethanol, LLC (“Global”). Global owns two operating ethanol plants which are located in Lakota, IA and Riga, MI and have a combined annual production capacity of approximately 157 million gallons.

The definitive agreement provides that the proposed acquisition will be accomplished through a merger of a newly formed wholly-owned subsidiary of the Green Plains with Global. Green Plains estimates the total value of the merger transaction at approximately $169.2 million, including approximately $147.6 million for the ethanol production facilities and the balance in working capital. Upon closing of the merger, the outstanding units of Global will be exchanged, in the aggregate, for 4,386,027 shares of restricted common stock of Green Plains, warrants to purchase 700,000 shares of restricted common stock of Green Plains and $20.0 million in cash. The total value of the transaction includes the assumption of approximately $98.7 million of outstanding debt. The warrants will not be transferable, except in certain limited circumstances, and will be exercisable for a period of three years from the closing date at a price of $14.00.

The parties have made customary representations and warranties in the definitive agreement and agreed to certain customary covenants and indemnities. The closing of the transaction, which is expected to occur during the fourth quarter of 2010, is subject to customary closing conditions and regulatory approvals.

The foregoing summary of the definitive agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the definitive agreement, which will be filed as an exhibit to the earlier of the following filings: (1) Green Plains’ current report on Form 8-K announcing the closing of the merger transaction or (2) Green Plains’ quarterly report on Form 10-Q for the quarter ended September 30, 2010.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

Green Plains issued a press release, dated September 28, 2010, a copy of which is attached hereto as Exhibit 99.1, announcing the signing of the Merger definitive agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit is filed as part of this report.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated September 28, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: September 28, 2010	By:	/s/ Jerry L. Peters
Jerry L. Peters
Chief Financial Officer
(Principal Financial Officer)

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